Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan, as amended, 2022 Employee Stock Purchase Plan and 2021 Inducement Plan, as amended, of Regulus Therapeutics Inc. of our report dated March 23, 2023, with respect to the financial statements of Regulus Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

January 12, 2024